GSBF SETTLEMENT AGREEMENT

      The parties to this agreement are Randy Catanese, Robert Shull, Gary Burnie, and Floyd Cochran, and those parties identified in Exhibit "A" namely, Rodney Ray, Steve Browning and Greg Rotelli. Collectively, all parties are referred to as the "Settling Parties" which includes their agents, assigns, controlled corporations, attorneys, employees and independent contractors.

      The Settling Parties agree to mutually release every one and each other from any and all claims or rights, whether known or unknown, under Canadian and U.S. law (including California) under the following terms and conditions. This Settlement Agreement shall be effective as of the date it is executed by all parties and shall represent a full and complete release and settlement between the Settling Parties excepting for any rights or obligations which are created in this Agreement.

      The Settling Parties agree to the following -

      (1) Steve Browning, should he so desire, shall remain the CEO of GSB Financial Services, Inc. and a board member pursuant to his existing employment contract;

      (2) All actions of Steve Browning and Catanese & Wells, A Law Corporation, are ratified and consented to by the Settling Parties. Any corporate minute book for GSB Financial, Inc. or other related materials for GSBF will be returned at no charge to Gary Burnie by Catanese & Wells, A Law Corporation.

      (3) The Settling Parties agree that Greg Rotelli is due $35,000.00 for investment banking services rendered to GSBF.

      (4) The Settling Parties also agree that Brian Longpre (or his company) is due approximately $27,000.00 for services rendered and for any stock investment losses in GSBF proven by Mr. Longpre.

      (5) The Settling Parties further agree that Gary Burnie and Floyd Cochran shall be entitled to recover $366,000.00 plus interest at 5% for 12 months from card processing revenue payable to GSBF (repayment of these fees shall be agreed upon between Gary Burnie and Steve Browning - CEO of GSBF).

      (6)   The Settling Parties further agree that any outstanding payments due
            to  Canadian   Business   Wire  or  to  Lee  Shrout   shall  be  the
            responsibility of GSBF.

      (7) Any expenses which are proven up and related to and for the benefit of GSBF incurred by Robert Shull, Gary Burnie, or Floyd Cochran shall be reimbursed by GSBF.

      (8) Gary Burnie, Floyd Cochran and Robert Shull agree to recover 1,000,000 shares in GSBF delivered to a Toronto investment group, such shares when recovered shall be placed in a segregated account at Lines Overseas Management managed by Floyd Cochran with account broker Andrew McAlpine - such shares shall be sold to finance and provide capital for GSBF.

      (9) Rodney Ray shall cause Direct Response Financial Services, Inc. to enter into a contract with GSBF whereby GSBF is appointed an ISO to Direct Card Services. Under that agreement GSBF will be entitled to 20% of all card processing revenue payable to DRFS directly from Eric Peacock (or his company). Further, under that agreement GSBF will obtain at least 30% of card processing revenue for new business brought to Direct Card Services from GSBF. Rodney Ray shall also cause Direct Response Financial Services, Inc. to enter into a contract with GSBF whereby GSBF is given a 20% override or commission of any revenue earned from Al Rosario (or his company).

      (10) Randy Catanese shall deliver 550,000 shares of GSBF equally between Gary Burnie, Floyd Cochran and Robert Shull.

      (11) Randy Catanese, Rodney Ray and Robert Shull shall act in good faith to obtain restricted shares in Direct Response Financial Services, Inc. as follows - Gary Burnie 500,000 shares, Robert Shull 500,000 shares, and Floyd Cochran 500,000 shares. These shares shall be restricted under Rule 144 and will be subject to a voting trust. It is agreed that such shares may only become available after DRFS has booked $50,000,000 in card processing business.

      The Settling Parties agree that this Agreement is binding on themselves, their agents, assigns, controlled corporations, and heirs. The Settling Parties further agree that the terms and conditions of this Agreement will remain privileged and confidential and may not be disclosed. The Settling Parties further agree that they have the right and authority to enter into this Agreement and have been given the opportunity to seek counsel before signing this Agreement.

Accordingly, this Agreement is executed and entered into this 21st day of June, 2002.


                                        /s/ Randy Catanese
                                        -------------------------------
                                        Randy Catanese


                                        /s/ Robert Shull
                                        --------------------------------
                                        Robert Shull


                                        /s/ Gary Burnie
                                        --------------------------------
                                        Gary Burnie


                                        /s/ Floyd Cochran
                                        --------------------------------
                                        Floyd Cochran

                                   EXHIBIT "A"

      The undersigned are aware of the contents of the attached Agreement insofar as it is applicable to each of us. In signing below, we agree to be bound by and accept the terms of the attached Agreement.


            Dated:
                   ---------------      --------------------------------
                                        Rodney Ray


            Dated:
                   ---------------      --------------------------------
                                        Steve Browning


            Dated:
                   ---------------      --------------------------------
                                        Greg Rotelli